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                                                     Exhibit (4)-32
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839

                              FIRST AMENDMENT TO
                          COMMONWEALTH EDISON COMPANY
                              TERM LOAN AGREEMENT


     This First Amendment (this "Amendment") is entered into as of January 9, 1995 by and among Commonwealth Edison Company (the "Company"), The First National Bank of Chicago individually and as agent (in such capacity the "Agent"), and the banks party hereto (the "Banks"). The parties hereto agree as follows:

     WHEREAS, the Company, the Agent, and, by operation of various assignment agreements, the Banks have entered into that certain Term Loan Agreement dated as of January 7, 1992 (the "Agreement"), pursuant to which the Company borrowed a term loan in the principal amount of $100,000,000; and

     WHEREAS, the parties thereto desire to amend the Agreement in certain respects more fully described hereinafter;

     NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1.  Defined Terms.  Capitalized terms used and not otherwise defined in
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this Amendment shall have the meanings attributed to them in the Agreement.

      2.  Amendment of Agreement.  The Agreement is hereby amended as follows:
          ----------------------

          2.1. The definition of "Termination Date" in Article I (Definitions) is deleted in its entirety and the following is inserted in lieu thereof:

               "'Termination Date' means the earlier of (i) January 9, 1996 or
          (ii) the date on which the Notes become immediately due and payable pursuant to Section 7.2."
                      -----------

          2.2. The reference to "[t]he Company's consolidated financial statements as of September 30, 1991" in Section 4.1(d) (Representations and Warranties/Financial Statements) is deleted in its entirety and a reference to "[t]he Company's consolidated financial statements as of September 30, 1994" is inserted in lieu thereof.

          2.3.  The references to "the Form 8-K dated December 11, 1991" in
      Section 4.1(d) (Representations and Warranties/Financial Statements) and
      Section 4.1(e)
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      (Representations and Warranties/Litigation) are deleted in their entirety and references to "the Form 10-Q dated as of September 30, 1994" are inserted in lieu thereof.

      3.  Representations and Warranties.  The Company hereby confirms,
          ------------------------------
reaffirms and restates the representations and warranties set forth in Article IV of the Agreement (as amended hereby) as of the Effective Date (as defined in Paragraph 4 of this Amendment) as though such representations and warranties were fully set forth herein, except for changes in Exhibit B to the Agreement reflecting transactions permitted by the Agreement. A Default under and as defined in the Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the preceding sentence shall be materially false on the date as of which it was made.

      4.  Effective Date.  This Amendment shall become effective as of the date
          --------------
first written above (the "Effective Date") upon receipt by the Agent of:

          (i) a counterpart of this Amendment duly executed by the Company and each Bank,

         (ii) replacement Notes substantially in the form of Exhibit A to the Agreement, dated the Effective Date, payable to each Bank in the amount of its respective portion of the Loan and substituting a reference to "January 9, 1996" for the reference to "January 9, 1995" set forth in the first sentence thereof (the "Replacement Notes"); and

         (iii) a copy, certified by the Secretary or an Assistant Secretary of the Company, of its Board of Directors' resolutions authorizing the execution of this Amendment and the Replacement Notes.

Each Bank shall, promptly after receipt of its Replacement Note, return to the Company the Note previously received by it.

      5.  Ratification.  The Agreement, as amended hereby, shall remain in full
          ------------
force and effect and is hereby ratified, approved, and confirmed in all respects.

      6.  Costs and Expenses.  The Company agrees to pay all reasonable costs,
          ------------------
fees, and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, review, execution, delivery, amendment, modification, and enforcement of this Amendment and the Replacement Notes. The Company's obligations under this Paragraph 6 shall survive any termination of the Agreement or this Amendment.

      7.  Miscellaneous.  From and after the Effective Date, each reference in
          -------------
the Agreement to "this Agreement," "hereof," "hereunder," or words of like import, and all

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references to the Agreement in any and all other agreements, instruments, documents, notes, certificates, and other writings of every kind and nature shall be deemed to refer to the Agreement as amended by this Amendment.

      8.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, all of which taken together shall constitute one Amendment.

      9.  Governing Law.  This Amendment shall be construed in accordance with
          -------------
and governed by the law of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                         COMMONWEALTH EDISON COMPANY

                         By        Dennis F. O'Brien
                                ------------------------
                         Name      Dennis F. O'Brien
                                ------------------------
                         Title     Treasurer
                                ------------------------


                         UNION BANK OF SWITZERLAND

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------

                         THE MITSUI TRUST & BANKING CO., LTD.

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------

                         THE SANWA BANK, LIMITED

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------

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                         THE BANK OF TOKYO, LTD.

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------

                         CIBC INC.

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------

                         THE TOKAI BANK, LIMITED

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------

                         THE SUMITOMO BANK, LIMITED

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------


                         THE SUMITOMO TRUST & BANKING CO., LTD.

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------


                         THE FIRST NATIONAL BANK OF CHICAGO,
                              Individually and as Agent

                         By
                                ------------------------
                         Name
                                ------------------------
                         Title
                                ------------------------

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